EXHIBIT 3

                              INDUCEMENT AGREEMENT

     This Inducement Agreement (the "Agreement"), dated as of March 21, 2001, by and among Avnet, Inc., a New York corporation ("Parent"), and the stockholders listed on the signature page hereof (each such stockholder being referred to herein as a "Stockholder" and, collectively with each other Stockholder, the "Stockholders").

                               W I T N E S S E T H

     WHEREAS, each Stockholder, as of the date hereof, has sole or shared voting power with respect to the number of shares of common stock, without par value (the "Company Common Stock") of Kent Electronics Corporation, a Texas corporation ("Company") set forth on Schedule A attached hereto (together with any shares of Common Stock acquired by a Stockholder after the date hereof, the "Company Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, Parent and Alpha Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Parent ("Acquisition"), will enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") with Company, pursuant to which, among other things, Acquisition will be merged with and into Company (the "Merger"), and Company will become a wholly-owned subsidiary of Parent, on the terms and subject to the conditions contained in the Merger Agreement; and

     WHEREAS, in order to induce Acquisition and Parent to enter into the Merger Agreement and to incur the obligations set forth therein, each Stockholder is granting an irrevocable proxy to Parent to vote his Company Shares in favor of the Merger and is making certain agreements with respect to his Company Shares.

     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and upon and subject to the terms and conditions set forth below, the parties hereto agree as follows:

     Section 1. Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably appoints and constitutes Parent or any designee of Parent, with full power of substitution, the lawful agent, attorney and proxy of the Stockholder (each an "Irrevocable Proxy") during the term of this Agreement to vote in its sole discretion all of the shares of Company Common Stock of which such Stockholder is or becomes the beneficial owner with voting power for the following purposes:
(i) to call one or more meetings of the stockholders of Company in accordance with the by-laws of Company and applicable law for the purpose of considering a proposal to approve the Merger Agreement and the transactions contemplated thereby; (ii) to vote for approval of the Merger Agreement at any stockholders' meetings of Company held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting); (iii) to vote against any other proposal for any recapitalization, merger, sale of assets or other business combination between

Company and any other person or entity other than Parent or Acquisition, or the taking of any action which would result in any of the conditions to the obligations of Parent, Acquisition or Company under the Merger Agreement not being fulfilled; and (iv) to vote as otherwise necessary or appropriate to enable Acquisition to consummate the transactions contemplated by the Merger Agreement and, in connection with such purposes, to otherwise act with respect to the Company Shares which the Stockholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF PARENT AND ACQUISITION IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE IRREVOCABLE PROXY TERMINATION DATE AS DEFINED IN
SECTION 2 HEREOF. This Agreement shall revoke all other proxies granted by the Stockholders with respect to their Company Shares.

     Section 2. Irrevocable Proxy Termination Date. This Irrevocable Proxy shall expire on the earlier to occur of the Effective Time (as defined in the Merger Agreement) of the Merger or the termination of the Merger Agreement in accordance with its terms (in either case, the "Irrevocable Proxy Termination Date").

     Section 3. Covenants of the Stockholders. Each Stockholder covenants and agrees for the benefit of Parent that, until the Irrevocable Proxy Termination Date, he will not:

     (a) other than as expressly contemplated by this Agreement, grant any powers of attorney or proxies or consents in respect of any shares of Company Common Stock, deposit any of such shares into a voting trust, enter into a voting agreement with respect to any of such shares or otherwise restrict or take any action adversely affecting the ability of such Stockholder freely to exercise all voting rights with respect thereto; or

     (b) except as expressly permitted by the Merger Agreement, directly or indirectly through his agents and representatives, initiate, solicit or encourage, any inquiries or the making or implementation of any Acquisition Proposal (as defined in the Merger Agreement), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implementation Acquisition Proposal; and, except as expressly permitted by the Merger Agreement, such Stockholder shall (i) immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this Section 3(b), and (ii) notify Parent promptly if any such inquiries or proposals are received by him, any such information is requested from him, or any such negotiations or discussions are sought to be initiated or continued with him.

     Section 4. Covenants of Parent. Parent covenants and agrees for the benefit of the Stockholders that (a) immediately upon execution of this Agreement, Parent shall enter into the Merger Agreement, and (b) until the Irrevocable Proxy Termination Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 4 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict Parent's right or ability to exercise any of its rights under the Merger Agreement.

     Section 5. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent that:

     (a) the execution, delivery and performance by such Stockholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is bound;

     (b) such Stockholder has full right, power and authority to enter into and execute this Agreement and to perform his obligations hereunder;

     (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against him in accordance with its terms;

     (d) as of the date hereof, such Stockholder is the beneficial owner with the right to vote the number of Company Shares set forth on Schedule A attached hereto and made a part hereof, and such Shares represent all shares of Company Common Stock of or with respect to which such Stockholder is the beneficial owner with the right to vote at the date hereof;

     (e) except for the Company Shares listed on Schedule A hereto, such Stockholder does not have any right to acquire, nor is her or she the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, with the right to vote, any other shares of any class of capital stock of Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of Company (other than shares issuable upon exercise of employee stock options granted by Company and previously disclosed to Parent); and

     (f) such Stockholder's Company Shares are duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock, and such Stockholder owns all of his Company Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies and voting agreements or any nature whatsoever (each, an "Encumbrance") other than as provided by this Agreement, and good and valid title to his Company Shares, free and clear of any Encumbrance (other than Encumbrances that will not prohibit such Stockholder from complying with the terms of this Agreement).

     The representations and warranties contained herein shall be made as of the date hereof and as of the Effective Time of the Merger, provided that nothing herein shall prevent any Stockholder from selling, transferring or otherwise disposing of any of his Company Shares set forth on Schedule A.

     Section 6. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders that:

     (a) It has all requisite power and authority to enter into and perform all of its obligations under this Agreement; and

     (b) The execution, delivery and performance of this Agreement by it, and all transactions contemplated hereby, have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of Parent enforceable against it in accordance with its terms.

     The representations and warranties contained herein shall be made as of the date hereof and as of the Effective Time of the Merger.

     Section 7. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Company on, of or affecting the Company Common Stock or (b) that any Stockholder shall become the owner of, or otherwise obtain the right to vote with respect to, any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement with respect to the Irrevocable Proxy shall apply to the shares of capital stock or other instruments or documents that the Stockholders own or have the right to vote immediately following the effectiveness or the events described in clause
(a) or any Stockholder becoming the owner of or obtaining the right to vote with respect to any Common Stock or other securities as described in clause (b), as though, in either case, they were Company Shares hereunder.

     Section 8. Specific Performance. The parties hereto agree that the Company Shares are unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Parent in the event that this Agreement is breached. Therefore, each of the Stockholders agrees that in addition to and not in lieu of any other remedies available to Parent at law or in equity, Parent may obtain specific performance of this Agreement.

     Section 9. Assignment. Parent's rights and obligations under this Agreement may not be assigned without the consent of each affected Stockholder, except that Parent may assign the same to any direct or indirect wholly-owned subsidiary of Parent upon delivery of written notice of such assignment to the Stockholders.

     Section 10. Amendments. Amendment or waiver of any provision of this Agreement or consent to departure therefrom shall not be effective unless in writing and signed by Parent and all affected Stockholders, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

     Section 11. Notices. Any notices or other communications hereunder shall be in writing and shall be deemed to have bee duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by telecopier or three business days after being sent by registered or certified mail, postage paid, addressed to the respective parties as follows:

                   (a)     If to Parent:

                           Avnet, Inc.
                           2211 South 47th Street
                           Phoenix, Arizona 85034
                           Attention: David R. Birk, Esq.
                           Telecopier No.:480-643-7929

                           with a copy to:

                           Carter, Ledyard & Milburn
                           2 Wall Street
                           New York, New York  10005
                           Attention:  James E. Abbott, Esq.
                           Telecopier No.: 212-732-3232

                   (b)     If to a Stockholder:

                           To the address listed on the signature page hereof

                           with a copy to:

                           Locke Liddell & Sapp LLP
                           3400 Chase Tower
                           600 Travis
                           Houston, Texas 77002-3095
                           Attention: Gene G. Lewis, Esq.
                           Telecopy: 713-223-3717

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Texas, without regard to the conflict of laws principles thereof.

     Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

     Section 14. Headings. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

     Section 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent and each of the Stockholders have duly executed this Agreement as of the date and year first above written.

                                       AVNET, INC.



                                       By: /s/Raymond Sadowski
                                           ------------------------------
                                       Name:  Raymond Sadowski
                                       Title: Chief Financial Officer and
                                              Senior Vice President



                                       /s/Larry D. Olson
                                       ----------------------------------
                                       Name:    Larry D. Olson
                                       Address: 6402 Taimer Ct
                                                -------------------------
                                                Sugar Land TX  77479
                                                -------------------------


                                       /s/Stephen J. Chapko
                                       ----------------------------------
                                       Name:    Stephen J. Chapko
                                       Address: 3406 Williams Glen Drive
                                                -------------------------
                                                Sugar Land, Tx.  77479
                                                -------------------------


                                       /s/Richard J. Hightower
                                       ----------------------------------
                                       Name:    Richard J. Hightower
                                       Address: 12 Turtle Creek Manor
                                                -------------------------
                                                Sugar Land TX  77479
                                                --------------------------



                                       /s/Mark A. Zerbe
                                       ----------------------------------
                                       Name:    Mark A. Zerbe
                                       Address: 6 St. George Ct
                                                -------------------------
                                                Sugar Land TX  77479
                                                -------------------------

                                                                      Schedule A

                                     Shares
                                     ------



Name of Stockholder                                        Number of Shares
-------------------                                        ----------------
Larry D. Olson                                                103,800
Stephen J. Chapko                                              35,000
Richard J. Hightower                                            9,500
Mark A. Zerbe                                                  19,800